Exhibit 99.1

CONSENT OF STEPHENS INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of First Menasha Bancshares, Inc. (the “Company”) as an Appendix to the Proxy Statement-Prospectus relating to the proposed merger of the Company with Nicolet Bankshares, Inc. contained in the Registration Statement on Pre-Effective Amendment No. 1 to Form S-4 , as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement-Prospectus and Registration Statement. In giving such consent, we do not admit, and we disclaim, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement-Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Stephens Inc.

Chicago, Illinois

January 17, 2017